EX-11
EARNINGS PER SHARE


Exhibit 11.  Statement Re: Computation of Per Share Earnings

                                              For the three months ended         For the six months ended
                                            July 31, 1999   August 1, 1998    July 31, 1999   August 1, 1998
                                            ----------------------------------------------------------------
                                                         (In thousands except per share data)
Basic EPS Computation
  Numerator:
    Net loss                                  $   (536)       $ (3,094)         $ (1,398)       $ (6,146)
  Denominator:
    Weighted average common shares
    outstanding                                 15,891          15,773            15,890          15,755
                                              -----------------------------------------------------------

            Basic EPS                         $  (0.03)       $  (0.20)         $  (0.09)      $   (0.39)
                                              ===========================================================

Diluted EPS Computation
  Numerator:
    Net loss                                  $   (536)       $ (3,094)         $ (1,398)      $  (6,146)
  Denominator:
    Stock options, excluding anti-dilutive
    options of 127 shares and 133 shares
    for the three and six months ended
    July 31, 1999, respectively, and
    2 shares and 7 shares for the three
    and six months ended August 1, 1998,
    respectively                                   ---            ---               ---             ---
                                              ----------------------------------------------------------
    Total Shares                                15,891          15,773            15,890          15,755

            Diluted EPS                       $  (0.03)       $  (0.20)         $  (0.09)      $   (0.39)
                                              ===========================================================